Exhibit 99.1

Stellar Biotechnologies and Matrivax Sign Agreement to Transfer Vaccine Technology

-	Stellar to receive upfront fee and future royalties
-	Matrivax to acquire proprietary rights to C. difficile technology and patent

LOS ANGELES, Calif. and BOSTON, Mass. – March 13, 2017 – Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in immunotherapy development pipelines, and Matrivax Inc., a vaccine biotechnology company, today announced that the companies have entered into a technology transfer and purchase agreement related to Stellar’s proprietary Clostridium difficile technology.

Under the terms of the agreement, Stellar will transfer its proprietary rights and know-how of immunogens and vaccine technology for a life-threatening pathogenic bacteria known as Clostridium difficile (C. diff). Stellar advanced this technology through exploratory preclinical studies completed under an exclusive license of the patented immunotherapy technology from the University of Guelph, Canada.

Stellar President and CEO Frank Oakes said that Matrivax’s acquisition of Stellar’s interest in C. diff technology underscores the importance of developing immunotherapy treatments for C. diff infections (CDI). “We are pleased with this endorsement of our vision for therapeutic vaccines to fight C. diff. This arrangement provides Stellar the opportunity to advance promising technology and share in successful milestones, without further capital investments,” said Mr. Oakes.

Matrivax CSO Kevin P. Killeen, PhD, said that “Matrivax is excited to advance the C. diff prophylactic and therapeutic vaccine technology to the clinic. A key company goal is to develop novel therapeutic and preventative interventions targeting CDI that direct the immune system against both the pathogen and toxins, unlike many alternative approaches that only impact toxin-mediated disease symptoms. By acquiring rights to this enabling protective antigen technology, we can now advance research designed to disrupt the fundamental pathways of C. diff pathogenesis and transmission,” said Dr. Killeen.

For termination of its exclusive license to the patent rights, and transfer of know how related to its development work, Stellar will receive an upfront fee from Matrivax as well as a percentage of certain fees, milestone payments, sublicensing income and royalties that are paid by Matrivax to the University of Guelph in consideration of the license granted to Matrivax under the patent rights. As part of the arrangement, Stellar and the University of Guelph terminated their existing license agreement, effective March 6, 2017. The succeeding license agreement directly between the University of Guelph and Matrivax became effective the same date.

C.difficile has been categorized as an urgent threat by the Centers for Disease Control. According to published research reports, treatment costs in the United States and Europe are estimated at $7 billion annually.

About Matrivax.
Founded in 2007, Matrivax Inc. is a biotechnology company that has exclusively licensed Protein Capsular Matrix Vaccine (PCMV) technology, a platform that enables a simplified manufacturing process to produce polysaccharide based vaccines against Streptococcus pneumoniae, C. difficile, Neisseria meningitidis, S. Typhi, and others. PCMV technology has the potential to transform the current, complex, and expensive polysaccharide-protein conjugate vaccine manufacture process to a more straightforward, inexpensive process. The Matrivax R&D headquarters are located in Boston, MA.

About Stellar Biotechnologies
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar is unique in its proprietary methods, facilities, and KLH technology. The company is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

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Media Contact
Gary Koppenjan
Stellar Biotechnologies, Inc.
+1(805) 488-2800
IR@stellarbiotech.com